Exhibit 4.11

Number 7189	Transfer of these securities is restricted as set forth on the reverse side hereof.	Shares

RENTECH, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

THIS CERTIFIES THAT	see reverse for certain definitions CUSIP 760112 10 2 is the owner and registered holder of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF ONE CENT ($.01) OF
 RENTECH, INC.
transferable only on the books of the corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ ILLEGIBLE SECRETARY	[SEAL]	/s/ ILLEGIBLE PRESIDENT
COUNTERSIGNED AND REGISTERED:
Computershare Trust Company, Inc. PO Box 1896 Denver, Colorado 80201
By:	Transfer Agent & Registrar Authorized Signature

Transfer of the securities represented by this certificate is subject to provisions of the Company's articles of incorporation pertaining to personal holding company status, which provisions require prior approval by the Company for any acquisition of the Company's stock or combination of securities in excess of five percent.

RENTECH, INC.
TRANSFER FEE: $10.00 PER CERTIFICATE

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act (State)
			UNIF TRF MIN ACT	—		Custodian (until age )
					(Cust)		(Minor)
under Uniform Transfers to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

        For Value Received,                                                                                                                       hereby sell(s), assign(s) and transfer(s) unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE, WHATEVER.
SIGNATURE GUARANTEED

The Corporation is authorized to issue shares of two classes, Common Stock and Preferred Stock. The Corporation will furnish without charge to each stockholder who so requests a statement of the vesting powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between RenTech, Inc. (the "Company") and American Securities Transfer and Trust, Inc. (the "Rights Agent"), dated as of November 10, 1998 (as amended from time to time, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights Issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.